COMPARISON OF CHANGE IN VALUE OF $10,000
      INVESTMENT IN DREYFUS NEW LEADERS FUND, INC.
      AND THE RUSSELL 2000 INDEX
      EXHIBIT A:
      _______________________________________________________
     |            |                           |                |
     |            |                           |    DREYFUS     |
     | PERIOD     |          RUSSELL 2000     |  NEW LEADERS   |
     |            |             INDEX *       |      FUND      |
     |---------   |   ----------------------  |  ------------  |
     | 1/29/85    |                  10,000   |       10,000   |
     |12/31/85    |                  11,571   |       13,415   |
     |12/31/86    |                  12,228   |       15,093   |
     |12/31/87    |                  11,156   |       14,320   |
     |12/31/88    |                  13,932   |       17,663   |
     |12/31/89    |                  16,195   |       23,189   |
     |12/31/90    |                  13,035   |       20,440   |
     |12/31/91    |                  19,038   |       29,717   |
     |12/31/92    |                  22,543   |       32,519   |
     |12/31/93    |                  26,804   |       38,069   |
     |12/31/94    |                  26,322   |       38,012   |
     |12/31/95    |                  33,840   |       49,340   |
     |-------------------------------------------------------  |


     *Source: Lipper Analytical Services, Inc.